UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 28, 2005

LANDAMERICA FINANCIAL GROUP, INC.

(Exact name of registrant as specified in its charter)

Virginia	1-13990	54-1589611
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

101 Gateway Centre Parkway Richmond, Virginia	23235-5153
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (804) 267-8000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On February 28, 2005, payments were made to each of the Company’s executive officers under the Senior Management Compensation Program Shared Resources for Executive Officers for the year ended December 31, 2004 (the “2004 Cash Bonuses”). The amount of the 2004 Cash Bonuses were made based on the assessment by the Compensation Committee of the Board of Directors of the Company of the executive’s performance during 2004.

The following table sets forth the annual base salaries for 2005 and the 2004 Cash Bonuses for the executive officers who will be included as the Named Executive Officers in the Company’s 2005 proxy statement:

Executive Officer	2005 Salary	2004 Cash Bonuses
Charles H. Foster, Jr. Chairman of the Board	$575,000	$901,000

Theodore L. Chandler, Jr. President and Chief Executive Officer	$575,000	$551,000

G. William Evans Chief Financial Officer	$350,000	$273,400

Jeffrey C. Selby Executive Vice President-Commercial Services	$285,000	$350,104

Kenneth Astheimer Executive Vice President-Agency Services	$285,000	$330,000

The Company has no employment agreements with any of the above Named Executive Officers other than Charles H. Foster, Jr.

The Company intends to provide additional information regarding the compensation awarded to the Company’s named executive officers in respect of and during the year ended December 31, 2004, in the proxy statement for the Company’s 2005 annual meeting of stockholders, which is expected to be filed with the Securities and Exchange Commission in April 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LANDAMERICA FINANCIAL GROUP, INC.
(Registrant)

Date: March 4, 2005	By:	/s/ Christine R. Vlahcevic
Christine R. Vlahcevic
Senior Vice President & Corporate Controller